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                                                                  EXHIBIT 10.58

                       INTELLECTUAL PROPERTY SECURITY AGREEMENT


       This INTELLECTUAL PROPERTY SECURITY AGREEMENT ("Agreement"), dated as of April 9, 1999, is entered into between INCOMNET COMMUNICATIONS CORPORATION, a Delaware corporation ("Debtor") and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), in light of the following:

       A. Debtor and Foothill are, contemporaneously herewith, entering into that certain Loan and Security Agreement ("Loan Agreement") and other instruments, documents and agreements contemplated thereby or related thereto (collectively, together with the Loan Agreement, the "Loan Documents"); and

       B. Debtor is the owner of certain intellectual property, identified below, in which Debtor is granting a security interest to Foothill.

       NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

       1.     DEFINITIONS AND CONSTRUCTION.

              1.1 DEFINITIONS. The following terms, as used in this Agreement, have the following meanings:

                     "CODE" means the California Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute.

                     "COLLATERAL" means:

                     (i) Each of the trademarks and rights and interest which are capable of being protected as trademarks (including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto), which are presently, or in the future may be, owned, created, acquired, or used (whether pursuant to a license or otherwise) by Debtor, in whole or in part, and all trademark rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights;

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                     (ii)   All of Debtor's right, title, and interest in and to
       the trademarks and trademark registrations listed on SCHEDULE A, attached hereto, as the same may be updated hereafter from time to time;

                     (iii) All of Debtor's rights to register trademark claims under any state or federal trademark law or regulation of any foreign country and to apply for, renew, and extend the trademark registrations and trademark rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Debtor or in the name of Foothill for past, present, and future infringements of the trademarks, registrations, or trademark rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and the associated goodwill;

                     (iv)   All general intangibles relating to the foregoing;
       and

                     (v) All proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral.

                     "OBLIGATIONS" means all obligations, liabilities, and indebtedness of Debtor to Foothill, whether direct, indirect, liquidated, or contingent, and whether arising under this Agreement, the Loan Agreement, any other of the Loan Documents, or otherwise, including all costs and expenses described in SECTION 10.8 hereof.

              1.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Any initially capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by Debtor, Foothill, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Foothill and Debtor.

       2.     GRANT OF SECURITY INTEREST.

              Debtor hereby grants to Foothill a first-priority security interest in all of Debtor's right, title, and interest in and to the Collateral to secure the Obligations.

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       3.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

              Debtor hereby represents, warrants, and covenants that:

              3.1    TRADEMARKS; SERVICE MARKS.

                     (i) A true and complete schedule setting forth all federal and state trademark and service mark registrations owned or controlled by Debtor or licensed to Debtor, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on SCHEDULE A.

              3.2 VALIDITY; ENFORCEABILITY. To the knowledge of Debtor, each of Debtor's service marks and trademarks is valid and enforceable, and Debtor is not presently aware of any past, present, or prospective claim by any third party that any of its service marks, or trademarks are invalid or unenforceable, or that its use of any service marks, or trademarks violates the rights of any third person, or of any basis for any such claims;

              3.3 TITLE. To the knowledge of Debtor, Debtor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the service marks, service mark registrations, trademarks, and trademark registrations set forth on SCHEDULES A and B, free and clear of any liens, charges, and encumbrances, including pledges, assignments, licenses, shop rights, and covenants by Debtor not to sue third persons;

              3.4 NOTICE. Debtor has used and will continue to use proper statutory notice in connection with its use of each of its service marks, and trademarks;

              3.5 QUALITY. Debtor has used and will continue to use consistent standards of reasonable high quality (which may be consistent with Debtor's past practices) in the sale, and delivery of services sold or delivered under or in connection with its service marks and trademarks, including, to the extent applicable, in the operation and maintenance of its merchandising operations, and will not do anything to impair the validity of its service marks and trademarks;

              3.6 PERFECTION OF SECURITY INTEREST. Except for the filing of a financing statement with the Secretary of State of California and filings with the United States Patent and Trademark Office necessary to perfect the security interests created hereunder, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by Debtor of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Debtor or for the perfection of or the exercise by Foothill of its rights hereunder to the Collateral in the United States.

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       4.     AFTER-ACQUIRED SERVICE MARK, OR TRADEMARK RIGHTS.

              If Debtor shall obtain rights to any new service marks or trademarks, the provisions of this Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Foothill with respect to any such new service marks or trademarks, or renewal or extension of any service mark or trademark registration. Debtor shall bear any expenses incurred in connection with future service mark or trademark registrations, if any.

       5.     LITIGATION AND PROCEEDINGS.

              Debtor shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and its own expense, such suits, administrative proceedings, or other action for infringement or other damages as are in its reasonable business judgment necessary to protect the Collateral. Debtor shall provide to Foothill any information with respect thereto reasonably requested by Foothill. Foothill shall provide at Debtor's expense all necessary cooperation in connection with any such suits, proceedings, or action, including, without limitation, joining as a necessary party. Following Debtor's becoming aware thereof, Debtor shall notify Foothill of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, or any United States, state, or foreign court regarding Debtor's claim of ownership in any of the service marks or trademarks, its right to apply for the same, or its right to keep and maintain such service mark or trademark rights.

       6.     POWER OF ATTORNEY.

              Debtor grants Foothill power of attorney, having the full authority, and in the place of Debtor and in the name of Debtor, from time to time following an Event of Default in Foothill's discretion, to take any action and to execute any instrument which Foothill may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, as may be subject to the provisions of this Agreement: to endorse Debtor's name on all applications, documents, papers, and instruments necessary for Foothill to use or maintain the Collateral; to ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral; to file any claims or take any action or institute any proceedings that Foothill may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce Foothill's rights with respect to any of the Collateral and to assign, pledge, convey, or otherwise transfer title in or dispose of the Collateral to any person.

       7.     EVENTS OF DEFAULT.

              Any of the following events shall be an Event of Default:

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              7.1    LOAN AGREEMENT.  An Event of Default shall occur.  "Event
of Default" shall have the same meaning as such term is given in the Loan Agreement;

              7.2 MISREPRESENTATION. Any representation or warranty made herein by Debtor or in any document furnished to Foothill by Debtor under this Agreement is incorrect in any material respect when made or when reaffirmed; and

              7.3 BREACH. Debtor fails to observe or perform any covenant, condition, or agreement to be observed or performed pursuant to the terms hereof which materially and adversely affects Foothill.

       8.     SPECIFIC REMEDIES.

              Upon the occurrence of any Event of Default, Foothill shall have, in addition to, other rights given by law or in this Agreement, the Loan Agreement, or in any other Loan Document, all of the rights and remedies with respect to the Collateral of a secured party under the Code, including the following:

              8.1 NOTIFICATION. Foothill may notify licensees to make royalty payments on license agreements directly to Foothill;

              8.2 SALE. Foothill may sell or assign the Collateral and associated goodwill at public or private sale for such amounts, and at such time or times as Foothill reasonably deems advisable. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Debtor five days prior to such disposition. Debtor shall be credited with the net proceeds of such sale only when they are actually received by Foothill, and Debtor shall continue to be liable for any deficiency remaining after the Collateral is sold or collected. If the sale is to be a public sale, Foothill shall also give notice of the time and place by publishing a notice one time at least five days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held. To the maximum extent permitted by applicable law, Foothill may be the purchaser of any or all of the Collateral and associated goodwill at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any collateral payable by Foothill at such sale.

       9.     FOOTHILL'S DUTIES.

              Foothill shall not have any duties with respect to the Collateral other than the duty to use reasonable care if the Collateral is in its possession. In accordance with Section 9207 of the Code, Foothill shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by Foothill. Without limiting the generality of the foregoing, Foothill shall not be under any obligation to take

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any steps to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); PROVIDED, HOWEVER, that Foothill may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the account of Debtor.

       10.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

              THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF DEBTOR AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10. DEBTOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. DEBTOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

       11.    GENERAL PROVISIONS.

              11.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Debtor and Foothill.

              11.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED,

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HOWEVER, that Debtor may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Debtor is required in connection with any such assignment.

              11.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

              11.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

              11.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

              11.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Debtor.

              11.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

              11.8 FEES AND EXPENSES. Debtor shall pay to Foothill on demand all reasonable costs and reasonable expenses that Foothill pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to Foothill;
(b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement and the transactions contemplated hereby; (c) costs and expenses of lien and title searches; (d) taxes, fees, and other charges for filing this Agreement at the United States Patent and Trademark Office, or for filing financing statements, and continuations, and other actions to perfect, protect, and continue the security interest created hereunder; (e) sums paid or incurred to pay any amount or take any action required of Debtor under this Agreement that Debtor fails to pay or take;

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(f) costs and expenses of preserving and protecting the Collateral; and
(g) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to enforce the security interest created hereunder, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, or to defend any claims made or threatened against Foothill arising out of the transactions contemplated hereby (including preparations for the consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of this Agreement or the Loan Documents regarding costs and expenses to be paid by Debtor. The parties agree that reasonable attorneys' and paralegals' fees and costs incurred in enforcing any judgment are recoverable as a separate item in addition to fees and costs incurred in obtaining the judgment and that the recovery of such attorneys' and paralegals' fees and costs is intended to survive any judgment, and is not to be deemed merged into any judgment.

              11.9 NOTICES. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing and shall be governed by the provisions of Section 12 of the Loan Agreement.

              11.10 TERMINATION BY FOOTHILL. After termination of the Loan Agreement and when Foothill has received payment and performance, in full, of all Obligations, Foothill shall execute and deliver to Debtor a termination of all of the security interests granted by Debtor hereunder.

              11.11 INTEGRATION. This Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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              IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation


                                   By:  /s/ Rhonda Foreman
                                        ------------------------------------
                                   Name: Rhonda Foreman
                                         -----------------------------------
                                   Title:  Vice President
                                          ----------------------------------


                                   INCOMNET COMMUNICATIONS CORPORATION, a
                                   Delaware corporation


                                   By: /s/ Denis Richard
                                        ------------------------------------
                                           Denis Richard
                                           President

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